UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

MANHATTAN ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On Thursday, May 24, 2012, Manhattan Associates, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Atlanta, Georgia. As of the record date, March 30, 2012, there were 20,309,967 shares of common stock entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or by proxy, holders of 18,687,935 shares representing 92% of the common stock entitled to vote at the Annual Meeting.

The matters considered and voted on by the Company’s shareholders at the Annual Meeting, the votes cast for, withheld or against, and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

Proposals	Term Expires	Number of Votes
		For	Withheld	Broker Non- Votes
1. Election of Class II Directors.
Deepak Raghavan	2015	16,741,586	1,006,441	939,908
Peter F. Sinisgalli	2015	17,326,836	421,191	939,908

Both of the nominees for Class I Director were elected.

Continuing Class III Directors serving until the 2013 Annual Meeting of Shareholders are John J. Huntz, Jr., Dan J. Lautenbach and Thomas E. Noonan.

The continuing Class I Director serving until the 2014 Annual Meeting of Shareholders is Brian J. Cassidy.

	Number of Votes
	For	Against	Abstained	Broker Non- Votes
2. Non-binding resolution to approve the compensation of the Company’s named executive officers.	17,592,295	136,581	19,151	939,908
3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.	18,149,107	526,823	12,005	N/A

Both of the proposals set forth above passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN ASSOCIATES, INC.

By:	/s/ Dennis B. Story
Dennis B. Story
Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 24, 2012